Exhibit 99.1

InspireMD Announces Approval of Investigational Device Exemption (IDE) for Pivotal Study of CGuard Carotid Stent System

IDE Approval to Pave the Way for Pivotal Study of CGuard System for
Carotid Artery Disease and Stroke Prevention in the United States

Tel Aviv, Israel — September 8, 2020 – InspireMD, Inc. (NYSE American: NSPR), the developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by carotid artery disease (CAD), today announced the U.S. Food and Drug Administration (“FDA” or “the Agency”) has granted approval for the company to proceed with a pivotal study of the CGuard™ Carotid Stent System, CARENET-III, for prevention of stroke in patients in the United States.

“This is a key milestone in the history of our company as it helps pave the way for us to initiate a clinical trial of CGuard EPS for addressing Carotid Artery Disease and preventing stroke in the United States market. This will be the first U.S.-based study of CGuard which is a cornerstone of our global expansion plans,” said Marvin Slosman, InspireMD’s CEO. “A pivotal trial of this kind requires significant preparation and allocation of resources and we have already begun to move pieces into place in order to plan the initiation of our CARENET-III study. The FDA approval of the IDE represents an important step in enabling us to conduct a pivotal clinical trial to demonstrate the potential for CGuard EPS against carotid artery disease, which accounts for more than 6.2 million deaths worldwide, and a cost burden of more than $34 billion in the U.S. alone.”

The CARENET-III study would be a 315-subject study with up to 40 U.S. institutions. The company will provide additional details as plans advance.

About the CGuard® EPS

The CGuard® Embolic Protection System is an advanced platform solution designed to deliver the flexibility of the traditional open-cell stent with advanced protection from peri-procedural and post-procedural embolic events caused by plaque prolapse through the stent strut that can lead to stroke. CGuard’s unique MicroNet® technology mitigates the prolapse and associated embolization and has shown superior clinical outcomes for patients against alternative carotid stent types, conventional or next-generation double-layer stents, as well as invasive procedures such as endarterectomy, a major surgical procedure. InspireMD’s CGuard™ has created a new dimension in the protected treatment of carotid artery disease with the potential to truly establish a new standard of care for the management of carotid artery disease and stroke prevention.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS and NSPR.WSB.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) the impact of the COVID-19 pandemic on our manufacturing, sales, business plan and the global economy; (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) our reliance on single suppliers for certain product components, (xiii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com